UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2001

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification #)
of incorporation)

185 E. Market Street, Warren, OH	44482
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including are code (330) 373-1221

N/A
(Former name or former address, if changed since last report)

Item 5 Other Events

On February 15, 2001, the Company issued the following press release:

First Place Financial Corp. Completes
Share Repurchase Program

Warren, Ohio, February 15, 2001 - First Place Financial Corp. (NASDAQ: FPFC) announced today that it has completed the common stock repurchase program previously announced on November 27, 2000. First Place purchased a total of 500,000 shares in open market transactions at an average price of $11.62 per share. Since going public in December of 1998, First Place has repurchased over 4.2 million shares of common stock.

First Place Financial Corp. is the parent of First Place Bank. The company currently has 24 full service offices located throughout Trumbull, Mahoning and Portage counties along with five loan production offices spread throughout Northeastern Ohio. Additional information about the company can be obtained on the company's web site: firstfederalofwarren.com.

On February 20, 2001, the Company issued the following press release:

  First Place Financial Corp. Announces Share Repurchase Program

Warren, Ohio, February 20, 2001 - First Place Financial Corp. (NASDAQ: FPFC) announced a share repurchase program to buyback 1.0 million shares of the Company's common stock in open market transactions over a twelve month period beginning February 26, 2001. The Company believes that the repurchase of its shares represents an attractive investment opportunity that will benefit the Company and its stockholders. The board approved this repurchase program based on current market and economic factors, alternate investment strategies and the strong capital position of the Company and its subsidiary, First Place Bank. The repurchased shares will become treasury shares available for general corporate purposes.

Additional information about the Company may be found on the Company's web site: www.firstfederalofwarren.com.

When used in this press release, or future press releases or other public or shareholder communications, in filings by the Company with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST PLACE FINANCIAL CORP.
Date: February 27, 2001	By: /s/ Steven R. Lewis Steven R. Lewis, President and CEO